       As filed with the Securities and Exchange Commission on December 21, 2001
                                                 Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                               -----------------

                               TIBCO SOFTWARE INC.
             (Exact name of Registrant as specified in its charter)

                               -----------------

        DELAWARE                                              77-0449727
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                                3165 Porter Drive
                               Palo Alto, CA 94304
          (Address of principal executive offices, including Zip Code)

                               -----------------

                             1996 Stock Option Plan
                            (Full title of the plan)

                               -----------------

                             Christopher G. O'Meara
                      Executive Vice President, Finance and
                            Chief Financial Officer
                                3165 Porter Drive
                               Palo Alto, CA 94304
                     (Name and address of agent for service)

                               -----------------

                                 (650) 846-1000
          (Telephone number, including area code, of agent for service)

                               -----------------

                                   Copies to:
                               Brian C. Erb, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                                   One Market
                             Spear Tower, Suite 3300
                         San Francisco, California 94105

                               -----------------

                         CALCULATION OF REGISTRATION FEE

========================================= ========================= ====================== ====================== ==================
                                                                          Proposed               Proposed
                                                                           Maximum                Maximum
                                                   Amount                 Offering               Aggregate            Amount of
         Title of Securities to                    to be                    Price                Offering            Registration
             be Registered                       Registered               Per Share                Price                 Fee
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
   Common Stock, $0.001 par value, to             10,090,856               $13.44(2)           $135,621,104.64      $32,413.44
   be issued upon exercise of options
   available for grant under the Registrant's
   1996 Stock Option Plan
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
   TOTAL                                          10,090,856
========================================= ========================= ====================== ====================== ==================

   (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

   (2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant's 1996 Stock Option Plan, based on the average of the high and low prices of the Registrant's Common Stock on December 14, 2001 as reported on the Nasdaq National Market.

================================================================================

                               TIBCO SOFTWARE INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

Item 3.  Incorporation of Documents by Reference.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by TIBCO Software Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

     1. The Registrant's Annual Report on Form 10-K for the year ended November 30, 2000, filed on February 27, 2001.

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended February 28, 2001, May 31, 2001 and August 31, 2001, filed on April 12, 2001, July 13, 2001 and October 5, 2001, respectively.

     3.   The Registrant's Current Report on Form 8-K filed on March 8, 2001.

     4.   The Registrant's Current Report on Form 8-K/A filed on November 17,
          2000.

     5. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (File No. 333-31358), which was declared effective by the Commission on March 21, 2000, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties. The Bylaws authorize the use of indemnification agreements and the Registrant has entered into such agreements with each of its directors and officers.

     The Registrant maintains directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities.

     Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Registrant's Certificate of Incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Exchange Act may be permitted pursuant to the foregoing provisions and agreements, the Registrant has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Exchange Act and is therefore unenforceable.

Item 7.  Exemption from Registration.

     Not applicable.

Item 8.  Exhibits.

Exhibit Number                   Description
--------------  --------------------------------------------------------------

      3.1*      Certificate of Incorporation of Registrant
      4.1**     1996 Stock Option Plan
      5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Registrant as to legality of securities being registered
     23.1       Consent of PricewaterhouseCoopers LLP, independent accountants
     23.2       Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
                Exhibit 5.1)
     24.1       Power of Attorney (contained on signature page).

----------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-31358), declared effective by the Commission on March 21, 2000.
** Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-78195), declared effective by the Commission on July 13, 1999.

Item 9.  Undertakings.

     (a)  The Registrant hereby undertakes:

          (i) To file, during any period which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Certificate of Incorporation, Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 18th day of December, 2001.

                                  TIBCO SOFTWARE INC.

                                  By: /s/ Christopher G. O'Meara
                                     -------------------------------------------
                                     Christopher G. O'Meara
                                     Executive Vice President, Finance and Chief
                                     Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher G. O'Meara as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                               Title                                Date
        ---------                               -----                                ----
                                  President, Chief Executive Officer,
/s/ Vivek Y. Ranadive             Chairman of the Board and Director            December 18, 2001
-----------------------------     (Principal Executive Officer)
    Vivek Y. Ranadive

/s/ Ginger M. Kelly               Corporate Controller and Chief Accounting     December 18, 2001
-----------------------------     Officer (Principal Accounting Officer)
    Ginger M. Kelly

/s/ Christopher G. O'Meara        Executive Vice President & Chief Financial    December 18, 2001
-----------------------------     Officer
    Christopher G. O'Meara

/s/ Yogen K. Dalal                Director                                      December 18, 2001
-----------------------------
    Yogen K. Dalal

/s/ Peter Job                     Director                                      December 18, 2001
-----------------------------
    Peter Job

        Signature                               Title                                Date
        ---------                               -----                                ----

/s/ David G. Ure                  Director                                      December 18, 2001
-----------------------------
    David G. Ure


/s/ Philip K. Wood                Director                                      December 18, 2001
-----------------------------
    Philip K. Wood

                                INDEX TO EXHIBITS

Exhibit Number                     Description
--------------  ----------------------------------------------------------------

      3.1*      Certificate of Incorporation of Registrant

      4.1**     1996 Stock Option Plan

      5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Registrant, as to legality of securities being registered

     23.1       Consent of PricewaterhouseCoopers LLP, independent accountants

     23.2       Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
                Exhibit 5.1)

     24.1       Power of Attorney (contained on signature page)

---------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-31358), declared effective by the Commission on March 21, 2000.
** Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-78195), declared effective by the Commission on July 13, 1999.